Exhibit k

                             FUND ADMINISTRATION AND
                          ACCOUNTING SERVICES AGREEMENT
                                     BETWEEN
                             THE MALLARD FUND, INC.
                                       AND
                      RODNEY SQUARE MANAGEMENT CORPORATION


      THIS ADMINISTRATION AND ACCOUNTING SERVICES AGREEMENT made this 27th day of August, 1997, between The Mallard Fund, Inc., a Maryland corporation (hereinafter the "Fund"), having its principal place of business in Pennsylvania, and Rodney Square Management Corporation, a Delaware corporation (hereinafter "Rodney Square"), having its principal place of business in Wilmington, Delaware.

      WHEREAS, the Fund is registered under the Investment Company Act of 1940, as amended ("1940 Act"), as an closed-end management investment company and has issued, or plans to issue, for public sale, shares of common stock ("Shares"), par value $0.001 per share;

      WHEREAS, the Fund desires to employ Rodney Square to provide certain fund administration and accounting services;

      WHEREAS, Rodney Square is willing to furnish such services to the Fund on the terms and conditions hereinafter set forth;

      NOW, THEREFORE, in consideration of the mutual promises and covenants contained in this Agreement, the Fund and Rodney Square agree as follows:

      1. APPOINTMENT. The Fund hereby appoints Rodney Square to provide certain administration and accounting services to the Fund for the period and on the terms set forth in this Agreement. Rodney Square accepts such appointment and agrees to furnish the services herein set forth in return for the compensation provided for in Section 18 of this Agreement. Rodney Square agrees to comply with all relevant provisions of the 1940 Act and applicable rules and regulations thereunder, and to remain open for business on any day on which the New York Stock Exchange, the Philadelphia branch office of the Federal Reserve and Wilmington Trust Company are open for business.

      2. DOCUMENTS. The Fund has furnished Rodney Square with copies properly certified or authenticated of each of the following:

            a.    The  Fund's  Articles  of   Incorporation   filed  with  the
Secretary of State of Maryland on October 15, 1996 and all amendments thereto and restatements thereof;

            b.    The  Fund's   By-laws   and  all   amendments   thereto  and
restatements thereof (such By-laws, as presently in effect as they shall from time to time be amended or restated, are herein called "By-laws");

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            c.    Resolutions  of the Fund's  Board of  Directors  authorizing the appointment of Rodney Square to provide certain fund administration and accounting services to the Fund and approving this Agreement;

            d. Schedule B identifying and containing the signatures of the Fund's officers and other persons ("Authorized Persons") authorized to issue "Oral Instructions" and/or "Written Instructions" (all as hereinafter defined) on behalf of the Fund;

            e.    The Fund's  Notification of  Registration  filed pursuant to
Section 8(a) of the 1940 Act with the Securities and Exchange Commission ("SEC") on October 15, 1996;

            f. The Fund's Registration Statement on Form N-2 under the Securities Act of 1933 (the "1933 Act") (File No. 333-26791) and under the 1940 Act (File No. 811-7861), as filed with the SEC relating to the Fund and the Fund's Shares, and all amendments thereto;

            g. Copies of the executed Fund agreements listed on Schedule C attached hereto; and

            h. If required, a copy of either (i) a filed notice of eligibility to claim the exclusion from the definition of "commodity pool operator" contained in Section 2(a)(1)(A) of the Commodity Exchange Act ("CEA") that is provided in Rule 4.5 under the CEA, together with all supplements as are required by the Commodity Futures Trading Commission ("CFTC"), or (ii) a letter which has been granted the Fund by the CFTC which states that the Fund will not be treated as a "pool" as defined in Section 4.10(d) of the CFTC's General Regulations, or (iii) a letter which has been granted the Fund by the CFTC which states that CFTC will not take any enforcement action if the Fund does not register as a "commodity pool operator."

      The Fund will furnish Rodney Square from time to time with copies, properly certified or authenticated, of all additions, amendments or supplements to the foregoing, if any.


      3.    INSTRUCTIONS CONSISTENT WITH ARTICLES OF INCORPORATION, ETC.
            ------------------------------------------------------------

            a. Unless otherwise provided in this Agreement, Rodney Square shall act only upon Oral and Written Instructions. "Oral Instructions" as used in this Agreement shall mean oral instructions actually received by Rodney Square from an Authorized Person or from a person reasonably believed by Rodney Square to be an Authorized Person. "Written Instructions" as used in this Agreement shall mean written instructions signed by two Authorized Persons, delivered by hand, mail, telegram, cable, telex or facsimile, and actually received by Rodney


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Square. "Authorized Person" used in this Agreement means any officer of the Fund and any other person, whether or not any such person is an officer of the Fund, duly authorized by the Board of Directors of the Fund to give Oral and Written Instructions on behalf of the Fund and certified by the Secretary or an Assistant Secretary of the Fund or any amendment thereto as may be received by Rodney Square from time to time. Although Rodney Square may know of the provisions of the Articles of Incorporation and By-laws of the Fund, Rodney Square in its capacity under this Agreement may assume that any Oral or Written Instructions received hereunder are not in any way inconsistent with any provisions of such Articles of Incorporation or By-laws or any vote, resolution or proceeding of the shareholders, or of the Board of Directors, or of any committee thereof.

            b. Rodney Square shall be entitled to rely upon any Oral and/or Written Instructions actually received by Rodney Square pursuant to this Agreement. The Fund agrees to forward to Rodney Square Written Instructions confirming Oral Instructions in such manner that the Written Instructions are received by Rodney Square, whether by hand delivery, telex, facsimile or otherwise, by the close of business of the same day that such Oral Instructions are given to Rodney Square. The Fund agrees that the fact that such confirming Written Instructions are not received by Rodney Square shall in no way affect the validity of the transactions or enforceability of the transactions authorized by the Fund by giving Oral Instructions. The Fund agrees that Rodney Square shall incur no liability to the Fund in acting upon Oral Instructions given to Rodney Square hereunder concerning such transactions.

      4. FUND ADMINISTRATION. Subject to the direction and control of the Fund and to the extent not otherwise the responsibility of, or provided by, other service or supply agents of the Fund, Rodney Square shall provide the following administrative services:

            a.    Supply:

                  (1) office  facilities  (which may be in Rodney  Square's or its affiliates' own offices);

                  (2) non-investment related statistical and research data;

                  (3) executive and administrative services;

                  (4) stationery and office supplies at Fund expense; and

                  (5) corporate  secretarial  services,  such as the preparation and distribution of minutes and materials at Fund expense for meetings of the Board of Directors or shareholders;


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            b.    Provide  personnel  to serve as  officers  of the Fund if so elected by the Board of Directors;

            c. Prepare and file, if necessary, documents necessary to maintain the Fund's corporate existence with the State of Maryland, annual, semi-annual and any quarterly reports to the Fund's shareholders and reports of the Fund with the SEC, post-effective amendments to the Fund's Registration Statement on Form N-2, Form N-SAR filings, prospectus supplements and the Fund's fidelity bond;

            d. File, coordinate printing and mailing, and assist in the preparation of proxy and/or information statements.

            e. Monitor the Fund's compliance with the investment restrictions and limitations as stated in the Fund's Registration Statement, the 1940 Act, and limitations necessary for the Fund to continue to qualify as a "regulated investment company" under Subchapter M of the Internal Revenue Code of 1986, as amended (the "Code"), or any successor statute;

            f.    Prepare  and  distribute  to  appropriate   parties  notices
announcing   the   declaration  of  dividends  and  other   distributions   to
shareholders and prepare necessary tax and regulatory notices;

            g.    Prepare   financial   statements  and  footnotes  and  other
financial information with such frequency and in such format as required to be included in reports to shareholders and the SEC; and

            h. Assist the Fund in the pursuit of any authorized offers for tender, or other transactions for repurchase of Fund Shares.


      5.    FUND ACCOUNTING.
            ---------------

            a.    Rodney  Square  shall   provide  the  following   accounting
functions on a daily basis:

                  (1) Journalize the Fund's investment, capital share and income and expense activities;

                  (2) Verify investment buy/sell trade tickets when received from the Fund;

                  (3)   Maintain individual ledgers for investment securities;

                  (4)   Maintain historical tax lots for each security;


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                  (5)   Reconcile cash and investment  balances of the Fund with
                        the Custodian, and provide the Fund with the beginning cash balance available for investment purposes;

                  (6) Update the cash availability throughout the day as required by the Fund;

                  (7) Post to and prepare the Fund's Statement of Assets and Liabilities and Statement of Operations;

                  (8)   Calculate   expenses  payable  pursuant  to  the  Fund's
                        various contractual obligations;

                  (9) Control all disbursements from the Fund and authorize such disbursements upon Written Instructions;

                  (10)  Calculate capital gains and losses;

                  (11)  Determine the Fund's net income; and

                  (12) Prepare and monitor the expense accruals and notify Fund management of any proposed adjustments.

            b.    In addition, Rodney Square will:

                  (1) Prepare quarterly financial statements, which will include without limitation the Schedule of Investments, the Statement of Assets and Liabilities, the Statement of Operations, the Statement of Changes in Net Assets, the Cash Statement, and the Schedule of Capital Gains and Losses;

                  (2)   Prepare quarterly security transactions summaries;

                  (3)   Prepare    quarterly   broker   security    transactions
                        summaries;

                  (4) At such times as stated in the Fund's then current prospectus:

                        a. At the Fund's expense obtain security market prices or if such market prices are not readily available, then obtain such prices from sources approved by the Fund, and in either case calculate the market or fair value of the Fund's investments;



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


                        b. In the case of debt instruments with remaining maturities of sixty (60) days or less, calculate the amortized cost value of those instruments;

                        c. Transmit or mail a copy of the portfolio valuations to the Fund;

                        d.   Compute the net asset value per Share of the Fund;

                        e. Compute the Fund's yields, total returns, expense ratios and portfolio turnover rate;

                  (5) Supply various Fund statistical data as requested on an ongoing basis;

                  (6) Assist in the preparation of support schedules necessary for completion of the Fund's Federal and state tax returns;

                  (7) Assist in the preparation and filing of the Fund's annual and semiannual reports with the SEC on Form N-SAR;

                  (8) Assist in the preparation and filing of the Fund's annual, semiannual and any quarterly reports to shareholders and any proxy and/or information statements;

                  (9) Monitor the Fund's status as a regulated investment company under Subchapter M of the Internal Revenue Code of 1986 (the "Code"), as amended from time to time;

                  (10) Determine the amount of dividends and other distributions payable to shareholders as necessary to, among other things, maintain the Fund's qualification as a regulated investment company under the Code; and

                 (11) Furnish data necessary for the Fund's transfer agent to prepare Form 1099 reports and notices.

      6. RECORDKEEPING AND OTHER INFORMATION. Rodney Square shall create and maintain all necessary records in accordance with all applicable laws, rules and regulations, including, but not limited to, records required by Section 31(a) of


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



the 1940 Act and the rules thereunder, as the same may be amended from time to time, pertaining to the various functions (described above) performed by it and not otherwise created and maintained by another party pursuant to contract with the Fund. All records shall be the property of the Fund at all times and shall be available for inspection and use by the Fund or the Fund's authorized representatives. Upon reasonable request of the Fund, copies of such records shall be provided by Rodney Square to the Fund or the Fund's authorized representatives at the Fund's expense. Where applicable, such records shall be maintained by Rodney Square for the periods and in the places required by Rule 31a-2 under the 1940 Act.

      7. LIAISON WITH ACCOUNTANTS. Rodney Square shall act as liaison with the Fund's independent public accountants and shall provide account analysis, fiscal year summaries and other audit related schedules. Rodney Square shall take all reasonable action in the performance of its obligations under this Agreement to assure that the necessary information is made available to such accountants for the expression of their opinion, as such may be required by the Fund from time to time.

      8. EXPENSES OF THE FUND. The Fund agrees that it will pay all the Fund's expenses, other than those expressly stated to be payable by Rodney Square hereunder, which expenses payable by the Fund shall include, without limitation:

            a.    Fees payable for investment advisory services, if any;

            b. Fees payable for services provided by the Fund's independent public accountants;

            c. The cost of obtaining quotations for calculating the value of the Fund's assets;

            d.    Taxes, if any, levied against the Fund;

            e. Brokerage fees, mark-ups and commissions in connection with the purchase and sale of portfolio securities;

            f.    Costs, including the interest expense, of borrowing money;

            g. Costs and/or fees incident to holding meetings of the Board of Directors and shareholders, preparation (including typesetting, printing and EDGAR conversion charges) and mailing of prospectuses, reports and proxy materials to the existing shareholders of the Fund, filing of reports with regulatory bodies, maintenance of the Fund's existence, and registration of Fund Shares with federal and state (if applicable) securities authorities;


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



            h.    Legal fees and expenses;

            i.    Costs  of  printing  share  certificates  representing  Fund
            Shares;

            j. Fees payable to, and expenses of, members of the Directors who are not "interested persons" of the Fund;

            k. Out-of-pocket expenses incurred in connection with the provision of administration and accounting services;

            l. Premiums payable on the fidelity bond required by Section 17(g) of the 1940 Act, and any other premiums payable on insurance policies related to the Fund's business and its portfolio(s) investment activities;

            m. Fees, voluntary assessments and other expenses incurred in connection with the Fund's membership in investment company organizations; and

            n. Such non-recurring expenses as may arise, including actions, suits or proceedings to which the Fund is a party, and the contractual obligation which the Fund may have to indemnify its Directors and officers with respect thereto.

      Except as otherwise agreed by Rodney Square, Rodney Square will not reimburse the Fund for (or have deducted from its fee payable under this Agreement) any Fund expenses in excess of any expense limitations imposed by state securities commissions having jurisdiction over the sale of Fund Shares.

      9. AUDIT, INSPECTION AND VISITATION. Rodney Square shall make available during regular business hours all records and other data created and maintained pursuant to the foregoing provisions of this Agreement for reasonable audit and inspection by the Fund, any person retained by the Fund or any regulatory agency having authority over the Fund.

      10. APPOINTMENT OF AGENTS. Neither this Agreement nor any rights or obligations hereunder may be assigned by Rodney Square without the prior written consent of the Fund. Rodney Square may, however, at any time or times, in its discretion, appoint (and may at any time remove) other parties as its agent to carry out such provisions of this Agreement as Rodney Square may from time to time direct; provided, however, that the appointment of any such agent shall not relieve Rodney Square of any of its responsibilities or liabilities hereunder, and Rodney Square shall give the Fund prior written notice of any such appointments..


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      11.  DELEGATION.  On thirty (30) days' prior  written  notice to the Fund,
Rodney Square may assign any part or all its rights and delegate its duties hereunder to any wholly-owned direct or indirect subsidiary of Wilmington Trust Company, provided that (i) the delegate agrees with Rodney Square to comply with all relevant provisions of the 1940 Act and applicable rules and regulations;
(ii) Rodney Square shall remain responsible for the performance of all its duties under this Agreement; (iii) Rodney Square and such delegate shall promptly provide such information as the Fund may request; and (iv) Rodney Square shall respond to such questions as the Fund may ask, relative to the delegation, including (without limitation) the capabilities of the delegate.

      12. USE OF RODNEY SQUARE'S NAME. The Fund shall not use the name of Rodney Square or any of its affiliates in any Registration Statement, sales literature or other material relating to the Fund in a manner not approved prior thereto in writing by Rodney Square; provided, however, that Rodney Square shall approve all uses of its and its affiliates' names that merely refer in accurate terms to their appointments hereunder or that are required by the SEC; and further provided, that in no event shall such approval be unreasonably withheld.

      13. USE OF FUND'S NAME. Neither Rodney Square nor any of its affiliates shall use the name of the Fund or material relating to the Trust on any forms (including any checks, bank drafts or bank statements) for other than internal use in a manner not approved prior thereto by the Fund; provided, however, that the Fund shall approve all uses of its name that merely refer in accurate terms to the appointment of Rodney Square hereunder or that are required by the SEC; and further provided, that in no event shall such approval be unreasonably withheld.

      14. CONFIDENTIALITY. Rodney Square agrees on behalf of itself, its employees and affiliates to treat confidentially and as proprietary information of the Fund all records and other information relative to the Fund and its prior, present or potential shareholders, and not to use such records and information for any purpose other than for the performance of its responsibilities and duties hereunder, except, after prior notification to and approval in writing by the Fund, which approval shall not be unreasonably withheld (for example, where Rodney Square may be exposed to civil or criminal contempt proceedings for failure to comply, when requested to divulge such information by duly constituted authorities, or when so requested by the Fund).


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


      15. EQUIPMENT FAILURE. In the event of equipment failures beyond Rodney Square's control, Rodney Square shall, at no additional expense to the Fund, take reasonable steps to minimize service interruptions, but shall have no liability with respect thereto. Rodney Square shall enter into and shall maintain in effect with appropriate parties one or more agreements making reasonable provisions for emergency use of electronic data processing equipment to the extent appropriate equipment is available.

      16.  RIGHT TO RECEIVE ADVICE.

            a. ADVICE OF FUND. If Rodney Square shall be in doubt as to any action to be taken or omitted by it, it may request, and shall receive from the Fund Oral or Written Instructions where appropriate.

            b. ADVICE OF COUNSEL. If Rodney Square shall be in doubt as to any question of law involved in any action to be taken or omitted by Rodney Square in the performance of its responsibilities pursuant to this Agreement, it may request written advice from counsel of its own choosing (who may be the regularly retained counsel for the Fund or Rodney Square or the in-house counsel for Rodney Square, at the option of Rodney Square).

            c. CONFLICTING ADVICE. In case of conflict between Oral and Written Instructions received by Rodney Square pursuant to subsection (a) of this section and written advice received by Rodney Square pursuant to subsection (b) of this section, Rodney Square shall be entitled to rely on and follow the advice received pursuant to the latter provision alone.

            d. PROTECTION OF RODNEY SQUARE. Rodney Square shall be protected in any action or inaction which it takes in reliance on any written advice or Oral or Written Instructions received pursuant to subsections (a) or (b) of this section. However, nothing in this section shall be construed as imposing upon Rodney Square any obligation (i) to seek such written advice or Oral or Written Instructions, or (ii) to act in accordance with such written advice or Oral or Written Instructions when received, unless, under the terms of another provision of this Agreement, the same is a condition to Rodney Square's properly taking or omitting to take such action. Nothing in this subsection shall excuse Rodney Square when an action or omission on the part of Rodney Square constitutes willful misfeasance, bad faith, negligence or reckless disregard by Rodney Square of its duties under this Agreement.


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      17.  COMPLIANCE  WITH  GOVERNMENTAL  RULES  AND  REGULATIONS.   Except  as
otherwise provided herein, the Fund assumes full responsibility for ensuring that the Fund complies with all applicable requirements of the Securities Act of 1933, as amended (the "1933 Act"), the Securities Exchange Act of 1934, as amended (the "1934 Act"), the 1940 Act, the CEA, and any laws, rules and regulations of governmental authorities having jurisdiction over the Fund and its business activities.

      18. COMPENSATION. For the performance of its obligations under this Agreement, the Fund shall pay Rodney Square in accordance with the fee arrangements described in Schedule A attached hereto, as such schedule may be amended from time to time.

              The Fund shall reimburse Rodney Square for all reasonable out of pocket expenses incurred by Rodney Square or its agents in the performance of its obligations hereunder. Such reimbursement for expenses incurred in any calendar month shall be made on or before the tenth day of the next succeeding month.

      19.   INDEMNIFICATION.

            a. The Fund agrees to indemnify and hold harmless Rodney Square, its directors, officers, employees, agents and representatives from all taxes, charges, expenses, assessments, claims and liabilities including, without limitation, liabilities arising under the 1933 Act, the 1934 Act, or the 1940 Act and any applicable state or foreign securities laws, and amendments thereto (the "Securities Laws"), and expenses, including without limitation reasonable attorneys' fees and disbursements, arising directly or indirectly from any action or omission to act which Rodney Square takes (i) at the request of or on the direction of or in reliance on the advice of the Fund or (ii) upon Oral or Written Instructions, provided however, that neither Rodney Square nor any of the foregoing persons shall be indemnified against any liability (or any expenses incident to such liability) arising out of Rodney Square's or its directors', officers' employees', agents' or representatives' own willful misfeasance, bad faith, negligence or reckless disregard of its duties and obligations under this Agreement.

            b. Rodney Square agrees to indemnify and hold harmless the Fund, its directors, officers, employees, agents and representatives from all taxes, charges, expenses, assessments, claims and liabilities, including without limitation reasonable attorneys' fees and disbursements, arising directly or

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


indirectly out of Rodney Square's or its directors', officers', employees', agents' or representatives' own willful misfeasance, bad faith, negligence or reckless disregard of its duties and obligations under this Agreement.

            c. In order that the  indemnification  provisions  contained in this
Section 19 shall apply, upon the assertion of a claim for which either party may be required to indemnify the other, the party seeking indemnification shall promptly notify the other party of such assertion, and shall keep the other party advised with respect to all developments concerning such claim. The party who may be required to indemnify shall have the option to participate with the party seeking indemnification in the defense of such claim. The party seeking indemnification shall in no case confess any claim or make any compromise in any case in which the other party may be required to indemnify it except with the other party's prior written consent.

      20. RESPONSIBILITY OF RODNEY SQUARE. Rodney Square shall be under no duty to take any action on behalf of the Fund except as specifically set forth herein or as may be specifically agreed to by Rodney Square in writing. In the performance of its duties hereunder, Rodney Square shall be obligated to exercise care and diligence and to act in good faith and to use its best efforts within reasonable limits in performing services provided for under this Agreement. Rodney Square shall be responsible for its own negligent failure to perform its duties under this Agreement, but to the extent that duties, obligations and responsibilities are not expressly set forth in this Agreement, Rodney Square shall not be liable for any act or omission which does not constitute willful misfeasance, bad faith or gross negligence on the part of Rodney Square or reckless disregard by Rodney Square of such duties, obligations and responsibilities. Without limiting the generality of the foregoing or of any other provision of this Agreement, Rodney Square in connection with its duties under this Agreement shall not be under any duty or obligation to inquire into and shall not be liable for or in respect of (i) the validity or invalidity or authority or lack thereof of any Oral or Written Instruction, notice or other instrument which conforms to the applicable requirements of this Agreement, and which Rodney Square reasonably believes to be genuine; or (ii) delays or errors or loss of data occurring by reason of circumstances beyond Rodney Square's control, including acts of civil or military authority, national emergencies, labor difficulties, fire, mechanical breakdown, flood or catastrophe, acts of God, insurrection, war, riots or failure of the mails, transportation, communication or power supply, in which circumstances Rodney Square shall take reasonable actions to minimize loss of data therefore.

      21. DURATION, TERMINATION, ETC. The provisions of this Agreement may not be changed, waived, discharged or terminated orally, but only by written instrument that shall make specific reference to this Agreement and that shall be signed by the party against which enforcement of such change, waiver, discharge or termination is sought.

            This Agreement shall become effective as of the day and year first written above, and unless terminated as hereinafter provided, shall continue in force for three (3) years from the date of its execution and thereafter from year to year. This Agreement may be terminated after the initial three (3) year period on sixty (60) days' written notice given by the Fund to Rodney Square, or by Rodney Square by six (6) months' written notice given by Rodney Square to the Fund; provided, however, that this Agreement may be terminated immediately at any time in the event of a material breach of any provision thereof either by the Fund or by Rodney Square in the event that such breach shall have remained unremedied for sixty (60) days or more after receipt of written specification of such breach.

            Upon the termination of this Agreement, the Fund shall pay to Rodney Square such compensation as may be payable for the period prior to the effective date of such termination, including reimbursement for any out-of-pocket expenses reasonably incurred by Rodney Square to such date. In the event that the Fund designates a successor to any of Rodney Square's obligations hereunder, Rodney Square shall, at the expense and direction of the Fund, transfer to such successor all relevant books, records and other data established or maintained by Rodney Square under the foregoing provisions.

            Upon the termination of this Agreement by the Fund within the initial three (3) year term for any reason (including, without limitation, liquidation or other cessation of operations of the Fund) other than Rodney Square's uncured material breach of any provision thereof, the Fund shall further pay to Rodney Square compensation, in the nature of a severance and conversion fee, in accordance with the terms set forth in Schedule A attached hereto, as such schedule may be amended from time to time.

      22. AMENDMENTS. This Agreement or any part hereof may be changed or waived only by an instrument in writing signed by the party against which enforcement of such change or waiver is sought.

      23. NOTICE. Any notice under this Agreement shall be given in writing addressed and delivered or mailed, postage prepaid, to the other party to this Agreement at its principal place of business.

      24. SEVERABILITY. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

      25. FURTHER ACTIONS. Each Party agrees to perform such further acts and execute such further documents as are necessary to effectuate the purposes hereof.

      26. GOVERNING LAW. To the extent that state law has not been preempted by the provisions of any law of the United States heretofore or hereafter enacted, as the same may be amended from time to time, this Agreement shall be administered, construed and enforced according to the law (without regard to law as to conflicts of law) of the State of Delaware.

      27. MISCELLANEOUS. This Agreement embodies the entire agreement and understanding between the parties thereto, and supersedes all other matters hereof, provided that the parties hereto may embody in one or more separate documents their agreement, if any, with respect to Written and/or Oral Instructions. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. This Agreement shall be binding and shall inure to the benefits of the parties hereto and their respective successors.

      IN WITNESS WHEREOF, the parties have caused this instrument to be signed on their behalf by their respective officers thereunto duly authorized all as of the date first written above.



                                    THE MALLARD FUND, INC.


                                    By:  /s/ William S. Dietrich II, President
                                         -------------------------------------
                                         William S. Dietrich II, President



                                    RODNEY SQUARE MANAGEMENT
                                         CORPORATION


                                    By:  /s/ Martin L. Klopping
                                         -----------------------------
                                         Martin L. Klopping, President

                             FUND ADMINISTRATION AND

                          ACCOUNTING SERVICES AGREEMENT

                                   SCHEDULE A

                             THE MALLARD FUND, INC.

                                  FEE SCHEDULE


      For the services Rodney Square Management Corporation ("Rodney Square") provides under the Fund Administration and Accounting Services Agreement attached hereto, The Mallard Fund, Inc. (the "Fund") agrees to pay Rodney Square the following annual fee for rendering fund administration and accounting services:


            FEE:        A minimum fee of $80,000.00, plus
                        0.02% of the  Fund's  total  assets  in excess of $100
                           -
            million.


      The foregoing fee shall be payable no less frequently than quarterly, in arrears, as soon as practicable after the last day of each quarter, based on the Fund's total assets as determined for and at the close of business on the last day of the quarter.

      Out of pocket expenses shall be reimbursed by the Fund to Rodney Square or paid directly by the Fund.



SEVERANCE AND CONVERSION FEE

      In the event of termination of this Agreement by the Fund within the initial three (3) year term thereof for any reason (including, without limitation, liquidation or other cessation of operations of the Fund) other than Rodney Square's uncured material breach of any provision thereof, the Fund shall pay Rodney Square a fee in consideration of such severance and, if applicable, Rodney Square's undertaking to cooperate with the Fund in effecting a conversion to the Fund's successor service provider(s), in an amount equal to one-half of the above-stated annual fee (with the asset-based portion thereof determined as of the Fund's most recent total asset valuation date).

                             FUND ADMINISTRATION AND

                          ACCOUNTING SERVICES AGREEMENT

                                   SCHEDULE B

                             THE MALLARD FUND, INC.

                               AUTHORIZED PERSONS




      The following persons have been duly authorized by the Board of Directors to give Oral and Written Instructions on behalf of the Fund:



            (Name)                              WILLIAM S. DIETRICH II

            (Name)                              RICHARD F. BERDIK

            (Name)                              JOHN J. KELLEY

            (Name)

            (Name)

            (Name)

                             FUND ADMINISTRATION AND

                          ACCOUNTING SERVICES AGREEMENT

                                   SCHEDULE C

                             THE MALLARD FUND, INC.

                            FUND AGREEMENTS SCHEDULE




      1. The Custodian Contract between the Fund and Mellon Bank, N.A., dated May 28, 1997.



      2. The Fund's resolution appointing American Stock Transfer and Trust Company as Transfer Agent dated June 27, 1997.



      3. The Investment Consulting Agreement between the Fund, Cambridge Associates, Inc. and Cambridge Capital Advisors, Inc. dated July 1, 1997.